     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 5, 2001
                                                  REGISTRATION NO. 333-[_______]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                                 --------------

                                   COM21, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 --------------

           DELAWARE                                 7370                          94-3201698
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE)             IDENTIFICATION NUMBER)

                                 --------------

                                750 TASMAN DRIVE
                           MILPITAS, CALIFORNIA 95053
                                 (408) 953-9100
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 --------------

                                CRAIG SODERQUIST
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   COM21, INC.
                                750 TASMAN DRIVE
                           MILPITAS, CALIFORNIA 95053
                                 (408) 953-9100
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                 --------------

                                   COPIES TO:
                            JOHN M. MONTGOMERY, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                              TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

                                 --------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
         As soon as practicable on or after this Registration Statement is declared effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act of 1933, as amended, registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                         CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                                  PROPOSED      PROPOSED
                                                                  MAXIMUM        MAXIMUM
                                                                  OFFERING      AGGREGATE     AMOUNT OF
            TITLE OF EACH CLASS OF                AMOUNT TO      PRICE PER      OFFERING     REGISTRATION
          SECURITIES TO BE REGISTERED           BE REGISTERED     SHARE(1)      PRICE(1)         FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share.......   4,900,000       $1.26565     $6,201,685       $1,551
===========================================================================================================

 (1) Pursuant to Rule 457(c) under the Securities Act, this per share amount is based on the average high and low prices of our common stock on April 4, 2001 as reported on the NASDAQ National Market. Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

        The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


PRELIMINARY PROSPECTUS
(SUBJECT TO COMPLETION, DATED APRIL 5, 2001)


                                4,900,000 SHARES

                                     [LOGO]

                                   COM21, INC.

                                  COMMON STOCK

                                 --------------

      This prospectus relates to the sale of up to 4,900,000 shares of our common stock by the selling stockholder identified in this prospectus. This amount includes 2,450,000 shares of common stock acquired by the selling stockholder on March 6, 2001 pursuant to a subscription agreement and an additional 2,450,000 shares of common stock potentially issuable upon exercise of a currently outstanding warrant to purchase common stock held by the selling stockholder. The prices at which the selling stockholder may sell the shares will be determined by the prevailing market for the shares or in negotiated transactions. We will not receive any proceeds from the sale of shares offered under this prospectus. We will receive proceeds from the exercise of the outstanding warrant by the selling stockholder and those proceeds will be used for our general corporate purposes.

      Our common stock is traded on the Nasdaq National Market under the symbol "CMTO." The closing price on April 4, 2001 was $1.3125 per share.

                                 --------------

      THE SHARES OF OUR COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS TO READ ABOUT IMPORTANT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE COMMON STOCK.

                                 --------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------



                  The date of this prospectus is April 5, 2001.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                   THE COMPANY

        Com21's principal executive offices are located at 750 Tasman Drive, Milpitas, California 95053. Com21's telephone number is (408) 953-9100.

                                  RISK FACTORS

        You should carefully consider the following risks, as well as the other information included or incorporated by reference in this prospectus, before deciding whether you wish to purchase any of the shares offered hereby.

COM21 MUST REDUCE THE COST OF ITS CABLE MODEMS TO REMAIN COMPETITIVE.

        Certain of Com21's competitors' cable modems are priced lower than Com21's cable modems. As headend equipment becomes more widely deployed, the price of cable modems and related equipment will continue to decline. In particular, the adoption of industry standards, such as the DOCSIS standard in North America, has caused increased price competition for cable modems. In the future to remain competitive, we may have to forward price our modems in anticipation of planned product cost reductions of our DOCSIS modems. We may not be able to continually reduce the costs of manufacturing our cable modems or secure component parts at a low enough cost to enable us to lower our modem prices and compete effectively. In addition, as we perform on our cost reduction program, we may not be able to continue to certify our DOCSIS modems in a timely manner by various standards bodies including Cablelabs. If Com21 is unable to continue to reduce the manufacturing costs of its cable modems, Com21's gross margin and operating results could be harmed.

COM21 MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL NEEDED TO OPERATE AND GROW OUR BUSINESS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND FURTHER ERODE OUR STOCK PRICE.

        If our financial resources are insufficient to fund our activities and repay our debt, additional funds will be required. There can be no assurance that any additional financing will be available on terms acceptable to us, or at all, when required by us. If additional funds are raised by issuing equity securities, significant dilution to existing stockholders will result given the current price of our stock. If additional funds are not available, we may be required to delay, scale back or eliminate one or more of our research and development or manufacturing programs. Accordingly, the inability to obtain such financing could have a material adverse effect on our business, financial condition and results of operations.

        During 1999 and 2000, we generated net losses of approximately $10.3 million and $56.1 million, respectively. We may also incur net losses during future periods. Due to a decline in our sales in the fourth quarter of 2000, we introduced measures to reduce operating expenses that included reductions in our workforce in December 2000 and February 2001. Management continues to monitor market conditions to assess the need to take further action if necessary. Any subsequent actions may result in restructuring charges, reductions in inventory carrying values and provisions for impairment of long lived assets which could have a material adverse effect on our results of operations and stock price.

SUPPLY OF OUR PRODUCTS MAY BE LIMITED BY OUR ABILITY TO FORECAST DEMAND ACCURATELY.

        Com21's customers have increasingly been requiring product shipment upon ordering rather than submitting purchase orders far in advance of expected shipment dates. This practice requires that we keep inventory on hand for immediate shipment. Given the variability of customer need and purchasing power, it is difficult to predict the amount of inventory needed to satisfy customer demand. If we over or under-estimate inventory requirements, our results of operations could continue to be adversely affected. In particular, increases in inventory could materially adversely affect operations if such inventory is not used or becomes obsolete. This risk could be realized in inventory write-downs in any given period.

        Our contract manufacturers have procured or have on order substantial amounts of inventory to meet our revenue forecasts. If our future shipments do not consume this inventory, these contract manufacturers have the right to charge us for inventory carrying costs and to bill us for any excess component and finished goods inventory. We had unconditional purchase obligations of approximately $69,000,000 as of March 23, 2001 primarily to purchase materials and components used to manufacture our products. We must fulfill these obligations even if demand for our products is lower than we anticipate.

COM21 MAY BE SUBJECT TO PRODUCT RETURNS AND PRODUCT LIABILITY CLAIMS DUE TO DEFECTS IN ITS PRODUCTS.

        Com21's products and those acquired from its acquisition of GADline are complex and may contain undetected defects, errors, design deficiencies or may have been manufactured incorrectly. These errors have occurred in its products in the past and additional errors may be expected to occur in its products in the future. As part of our focus on customer support, we are currently evaluating a manufacturing problem related to the insertion of a component into our cable modem products which will include an appropriate failure analysis. Upon completion of this analysis, we may repair up to 50,000 units at a cost to be determined. If we are not successful in negotiating with our contract manufacturer regarding the cost, we may be subject to additional warranty charges in future periods. The occurrence of any other defects, errors or failures could result in shipment delays, product returns with costs in excess of its warranty reserves and other losses to Com21 or to its cable operators or end-users. Any of these occurrences could also result in the loss of or delay in market acceptance of its products, which could have a material adverse effect on its business, operating results and financial condition. Com21 would have limited experience with the problems that could arise with any new products that it introduces. Although Com21 has not experienced any product liability claims to date, the sale and support of its products entail the risk of these claims. A successful product liability claim brought against Com21 could have a material adverse effect on its business, operating results and financial condition.

COM21'S STOCK PRICE IS HIGHLY VOLATILE AND BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT THE MARKET PRICE OF ITS COMMON STOCK.

        The trading price of Com21's common stock has fluctuated significantly since its initial public offering in May 1998. In addition, the trading price of its common stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by Com21 or its competitors, announcements by certification and standards bodies, developments with respect to patents or proprietary rights, changes in financial estimates by securities analysts and other events or factors. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies and that often has been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Com21's common stock. Additionally, Com21 may choose to structure acquisitions or other transactions by issuing additional shares of Com21's common stock or warrants or options to purchase Com21's common stock that would have a dilutive affect on the common stock currently outstanding. Although Com21 anticipates these types of transactions will increase the overall value of Com21, Inc., they may have an adverse affect on the market price of its common stock.

        In addition, the stock markets in general, and the Nasdaq National Market and the market for broadband access services and technology companies in particular, have experienced extreme price and volume volatility and a significant cumulative decline in recent weeks and months. This volatility and decline has affected many companies irrespective of or disproportionately to the operating performance of these companies. Our stock price has declined significantly in recent weeks and months and these broad market and industry factors may materially adversely further affect the market price of our common stock, regardless of our actual operating performance.

COM21'S OPERATING RESULTS IN ONE OR MORE FUTURE PERIODS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY AND MAY FAIL TO MEET OR EXCEED THE EXPECTATIONS OF SECURITIES ANALYSTS OR INVESTORS.

        Com21's operating results are likely to fluctuate significantly in the future on a quarterly and an annual basis due to a number of factors, many of which are outside Com21's control. Supply of components, delays in getting new products into high volume manufacturing and manufacturing or testing constraints could result in delays in the delivery of products and impact gross margins and revenue. Factors that could cause Com21's revenue to fluctuate include the following: competitive pricing pressures; variations in the timing of orders and shipments of Com21's products; variations in the size of orders by Com21's customers; new product introductions by Com21 or by competitors; delays in introducing standards based products that are certified as meeting the specifications of various approval organizations; general economic conditions and economic conditions specific to the cable and electronic data transmission industries; variations in capital spending budgets of cable operators; and delays in obtaining Cable Labs and regulatory approval for commercial deployment of cable modem systems. The amount and timing of Com21's operating expenses generally will vary from quarter to quarter depending on the level of actual and anticipated business activities. Research and development expenses will vary based on decisions to develop new products or the deployment of resources on completed projects. Total revenue for any future quarter are difficult to predict. Delays in the product deployment schedule of one or more of Com21's cable operator customers would likely materially adversely affect Com21's operating results for a particular period.

        A variety of factors affect Com21's gross margin, including the following: competitive pricing pressures; increases in inventory; the sales mix within a product group, especially between proprietary and DOCSIS modems; component prices Com21 secures from its vendors; the average selling prices of Com21's products; the effectiveness of Com21's cost reduction efforts; the sales mix between Com21's headend equipment and cable modems; and the volume of products manufactured. In addition, an inability to reduce inventory due to the industry slowdown or other reasons may result in substantial inventory-related charges including marking component inventory to current market prices and increased excess and obsolescence reserves.

        Because of these factors, Com21's operating results in one or more future periods may not meet or exceed the expectations of securities analysts or investors. In that event, the trading price of Com21's common stock would likely decline.

COM21 MAY BE SUBJECT TO ADDITIONAL CREDIT RISK IN THE FORM OF TRADE ACCOUNTS RECEIVABLE.

        Our standard credit terms are net 30 days from the date of shipment and we do not require collateral or other security to support customer receivables, but in certain instances we have required letters of credit from a customer before shipping an order. Due to the over all market decline during the second half of 2000, we have had difficulties in receiving payment in accordance with our payment terms resulting in a substantial increase in receivable balances during the six months ended December 31, 2000.

COM21 IS DEPENDENT ON KEY PERSONNEL AND THE SUCCESSFUL TRANSITION OF CERTAIN PRODUCT MARKETING AND DEVELOPMENT ACTIVITIES TO ITS CORK IRELAND FACILITY.

        Com21's future operating results depend greatly upon the continued contribution of key technical and senior management personnel. Future operating results also depend on the ability to attract and retain such specially qualified management, manufacturing, quality assurance, engineering, marketing, sales and support personnel. Competition for such personnel is intense and Com21 may not be successful in attracting or retaining such personnel. Only a limited number of persons with the requisite skills to serve in these positions may exist and it may be increasingly difficult for the company to hire such personnel. In February 2001, Com21 began to transfer from Milpitas, California the research and development, product management and marketing functions for the ATM product line to its facility in Cork, Ireland. The transition is being made in order to take advantage of the greater availability of qualified personnel in Cork to support this product line. However, the loss of any key employees in Cork or our inability to transfer certain technical, marketing or support knowledge to Cork personnel may affect our ability to provide timely development and support activities for the ATM product line. Such loss of personnel or the inability to transfer knowledge may have an adverse effect on the results of operations.

COM21 MAY NOT BE ABLE TO PRODUCE SUFFICIENT QUANTITIES OF ITS PRODUCTS BECAUSE IT DEPENDS ON THIRD-PARTY MANUFACTURERS, THEIR SUPPLIERS AND OEM SUPPLIERS AND HAS LIMITED MANUFACTURING EXPERIENCE.

        Com21 contracts for the manufacture of cable modems and integrated circuit boards on a turnkey basis. Com21's future success will depend, in significant part, on its ability to have others manufacture its products cost-effectively, in sufficient volumes and to meet production and delivery schedules. A number of risks are associated with this dependence on third-party manufacturers, including: lowering available credit limits; failure to meet delivery schedules; quality assurance; manufacturing yields and costs; the potential lack of adequate capacity during periods of excess demand; difficulty in planning mix of units to be produced by manufacturer; and increases in prices and the potential misappropriation of Com21's intellectual property. Any manufacturing disruption could impair Com21's ability to fulfill orders. Com21 has no long-term contracts or arrangements with any of its vendors that guarantee product availability, the continuation of particular payment terms or the extension of credit limits. Com21 may experience manufacturing or supply problems in the future. Com21 is dependent on its manufacturers to secure components at favorable prices, but it may not be able to obtain additional volume purchase or manufacturing arrangements on terms that it would consider acceptable, if at all. Any such difficulties could harm Com21's relationships with customers.

COM21'S FUTURE SUCCESS WILL DEPEND IN PART UPON ITS ABILITY TO ENHANCE ITS EXISTING PRODUCTS AND TO DEVELOP AND INTRODUCE, ON A TIMELY BASIS, NEW PRODUCTS AND FEATURES THAT MEET CHANGING CUSTOMER REQUIREMENTS AND EMERGING INDUSTRY STANDARDS.

        The market for cable modem systems and products is characterized by rapidly changing technologies and short product life cycles. Com21's future success will depend in large part upon its ability to: identify and respond to emerging technological trends in the market; develop and maintain competitive products; enhance its products by adding innovative features that differentiate its products from those of competitors; bring products to market on a timely basis at competitive prices; and respond effectively to new technological changes or new product announcements by others. If Com21's product development and enhancements take longer than planned, the availability of products would be delayed. The technical innovations required for Com21 to remain competitive are inherently complex, require long development cycles, are dependent in some cases on sole source suppliers and require it, in some cases, to license technology from others. Com21 must continue to invest in research and development to attempt to maintain and enhance its existing technologies and products, but it may not have the funds available to do so. Even if it has sufficient funds, these investments may not serve the needs of customers or be compatible with changing technological requirements or standards. Most expenses must be incurred before the technological feasibility or commercial viability can be ascertained. Revenue from future products or product enhancements may not be sufficient to recover the development costs associated with the products or enhancements.

COMPETITION FOR QUALIFIED PERSONNEL IN THE CABLE NETWORKING EQUIPMENT AND TELECOMMUNICATIONS INDUSTRIES IS INTENSE, AND COM 21 MAY NOT BE SUCCESSFUL IN ATTRACTING AND RETAINING THESE PERSONNEL.

        Com21's future success will depend, to a significant extent, on the ability of its management to operate effectively, both individually and as a group. Com21 is dependent on its ability to retain and motivate high caliber personnel, in addition to attracting new personnel. Competition for qualified personnel in the cable networking equipment and telecommunications industries is extremely intense, especially in the San Francisco Bay Area, and Com21 may not be successful in attracting and retaining such personnel. There may be only a limited number of people with the requisite skills to serve in those positions and it may become increasingly difficult to hire these people. Com21 is actively searching for research and development engineers, who are in short supply. Com21's business will suffer if it encounters delays in hiring additional engineers. In response to the intense competition for qualified personnel in the San Francisco Bay Area, Com21 has development facilities in Long Island, New York, Germantown, Maryland, and Jerusalem, Israel, and a customer service center in The Netherlands and may set up additional centers in other locations. Competitors and others have in the past and may in the future attempt to recruit Com21's employees. Com21 does not have employment contracts with any of its key personnel. It is experiencing higher turnover than in earlier years due to increased competition for qualified personnel. It does not maintain key person life insurance on its key personnel. The loss of the services of any of its key personnel, the inability to attract or retain qualified personnel in the future or delays in hiring required personnel, particularly engineers, could negatively affect Com21's business.

COM21 MAY BE SUBJECT TO RISKS ASSOCIATED WITH ACQUISITIONS.

        In July 2000, Com21 acquired GADline, Ltd. and BitCom, Inc. The process of integrating any acquired business into Com21's business and operations is risky and may create unforeseen operating difficulties and expenditures. The areas in which it may face difficulties include: assimilating the acquired operations and personnel; limits on Com21's ability to retain the acquired customers; risks of entering markets in which it has no or limited direct prior experience and where competitors in such markets have stronger market positions; disruption of ongoing business; limits on its ability to successfully incorporate acquired technology and rights into its service offerings and sell the acquired products; and implementation of controls, procedures and policies appropriate for a larger public group of companies that prior to acquisition had been smaller, private companies. Com21 has very limited experience in managing the integration process. Moreover, it may not be able to successfully overcome potential problems encountered with these acquisitions or other potential acquisitions. In addition, future acquisitions could materially adversely affect its operating results by diluting its stockholders' equity, causing Com21 to incur additional debt, incurring significant immediate expenses related to write-offs, or incurring amortization of acquisition expenses and acquired intangible assets.

COM21 HAS A SHORT OPERATING HISTORY, HAS INCURRED NET LOSSES SINCE ITS INCEPTION AND EXPECTS TO INCUR LOSSES IN THE FUTURE.

        Com21 has incurred net losses since inception and expects to continue to operate at a loss through at least the first half of fiscal year 2001. To achieve and subsequently maintain profitable operations, Com21 must successfully design, develop, test, manufacture, introduce, market and distribute its products on a broad commercial basis and secure higher revenue, gross profits and contain its operating expenses. Com21's ability to generate future revenues will depend on a number of factors, many of which are beyond its control. These factors include the following: the rate at which cable operators upgrade their cable plants; Com21's ability and the ability of cable operators to coordinate timely and effective marketing campaigns with the availability of upgrades; cable operators' success in marketing data-over-cable services and Com21's modems to subscribers; cable operators' success in setting prices for data transmission installation service; cable operators' success and timeliness in the installation of subscriber site equipment; and Com21's ability to meet competitive pricing pressures. Due to these factors, Com21 cannot forecast with any degree of accuracy what its revenue will be or how quickly cable operators will adopt its systems and buy its cable modems. Therefore, Com21 may not achieve, or be able to sustain, profitability.

BOTH COM21'S PROPRIETARY PRODUCTS AND ITS STANDARDS BASED PRODUCTS ARE SUBJECT TO EVOLVING INDUSTRY STANDARDS. IF ITS PRODUCTS DO NOT COMPLY WITH ANY STANDARD THAT ACHIEVES MARKET ACCEPTANCE, CUSTOMERS MAY REFUSE TO PURCHASE ITS PRODUCTS.

        The DOCSIS standard has achieved substantial market acceptance in North America. Conformance with the DOCSIS standard is being determined through certification tests performed by CableLabs. As Com21 continues to enhance current DOCSIS products and develop new products and as the evolution of the DOCSIS standard continues, Com21 may incur additional costs associated with making its cable modems compliant with various versions of the DOCSIS standard. Additionally, Com21 cannot assure you that future enhancements or new DOCSIS product offerings will be CableLabs certified according to Com21's anticipated schedule, or that if certified, will meet with market acceptance. The emergence or evolution of industry standards, either through adoption by official standards committees or widespread use by cable operators or telephone companies could require Com21 to redesign current products. There is movement by some cable operators in Europe towards either a DVB or EuroDOCSIS standard. Com21 currently has DVB cable modems, but it cannot assure you that its DVB products will meet the evolving DVB specifications. Additionally, Com21 cannot assure you that if an EuroDOCSIS standard obtains widespread acceptance, Com21 will be able to produce its EuroDOCSIS modem to meet EuroDOCSIS specifications. The widespread adoption of DOCSIS, DVB, EuroDOCSIS or other standards outside North America could cause aggressive competition in the cable modem market and result in lower sales of Com21's proprietary headend products and lower revenue from licensing of its network management software. Any of these events would adversely affect Com21's gross margin and its operating results. The development of new competing technologies and standards increases the risk that current or new competitors could develop products that would reduce the competitiveness of Com21's products. If any of these new technologies or standards achieve widespread market acceptance, any failure by Com21 to develop new products or enhancements, or to address these new technologies or standards, could harm its business.


COM21 RELIES ON INDIRECT DISTRIBUTION CHANNELS FOR ITS PRODUCTS AND NEEDS TO DEVELOP ADDITIONAL DISTRIBUTION CHANNELS.

        Today, cable operators and systems integrators purchase cable modems from vendors through direct and indirect sales channels. In North America, due to the DOCSIS standard achieving widespread market acceptance, Com21 anticipates that the North American cable modem market may at some point shift to a consumer purchase model. If this occurs, Com21 will sell more of its cable modems directly through consumer sales channels. Com21's success will be dependent on its ability to market effectively to end users, to establish brand awareness, to set up the required channels of distribution and to have cable operator's reference sell its products. Com21 has begun to establish new distribution channels for its cable modems. Com21 may not have the capital required or the necessary personnel or expertise to develop these distribution channels, which could materially adversely affect its business, operating results and financial condition. To the extent that large consumer electronics companies enter the cable modem market, their well-established retail distribution capabilities would provide them with a significant competitive advantage.

THE MARKET IN WHICH COM21 SELLS ITS PRODUCTS IS CHARACTERIZED BY MANY COMPETING TECHNOLOGIES, AND THE TECHNOLOGY ON WHICH ITS PRODUCT IS BASED MAY NOT COMPETE EFFECTIVELY AGAINST OTHER TECHNOLOGIES.

        The market for high-speed data transmission services has several competing technologies which offer alternative solutions. Technologies which compete with Com21's solution include the following: (i) telephone company-related wireline technologies such as: dial-up (analog modems); digital subscriber line, known as DSL, ADSL, among others; and integrated services digital network, known as ISDN; (ii) wireless technologies such as: local multipoint distribution service, known as LMDS; multi-channel multipoint distribution service, commonly known as MMDS; and direct satellite; and (iii) fiber optic technologies such as: fiber to a residence; and fiber to a multi-dwelling unit. Because of the widespread reach of telephone networks and the financial resources of telephone companies, competition from telephone company-related solutions is expected to be intense. Cable modem technology may not be able to compete effectively against wireline or wireless technologies. In addition, one of Com21's competitors has developed a commercially available alternative modulation technology. Significant market acceptance of alternative solutions for high-speed data transmission could decrease the demand for Com21's products if these alternatives are viewed as providing faster access, greater reliability, increased cost-effectiveness or other advantages.

COM21'S MARKET IS HIGHLY COMPETITIVE AND HAS MANY MORE ESTABLISHED COMPETITORS.

        The market for Com21's products is intensely competitive, rapidly evolving and subject to rapid technological change. Many of its current and potential competitors have been operating longer, have better name recognition, more established business relationships and significantly greater financial, technical, marketing and distribution resources than Com21 does. These competitors may undertake more extensive marketing campaigns, adopt more aggressive pricing policies, undertake more vendor financing programs or longer customer payment cycles and devote substantially more resources to developing new or enhanced products than Com21 does.

COM21'S FAILURE TO ADEQUATELY PROTECT ITS PROPRIETARY RIGHTS MAY ADVERSELY AFFECT IT.

        Com21 relies on a combination of patent, copyright and trademark laws, and on trade secrets and confidentiality provisions and other contractual provisions to protect its proprietary rights. These measures afford only limited protection. Com21's means of protecting its proprietary rights in the U.S. or abroad may not be adequate and competitors may independently develop similar technologies. Com21's future success will depend in part on its ability to protect its proprietary rights and the technologies used in its principal products. Despite Com21's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of its products or to obtain and use trade secrets or other information that Com21 regards as proprietary. In addition, the laws of some foreign countries do not protect Com21's proprietary rights as fully as do the laws of the U.S. Issued patents may not preserve Com21's proprietary position. Even if they do, competitors or others may develop technologies similar to or superior to those of Com21. If Com21 does not enforce and protect its intellectual property, its business will be harmed. From time to time, third parties, including Com21's competitors, have asserted patent, copyright and other intellectual property rights to technologies that are important to Com21. Com21 expects that it will increasingly be subject to infringement claims as the number of products and competitors in the cable modem market grows and the functionality of products overlaps. The results of any litigation matter are inherently uncertain. In the event of an adverse result in any litigation with third parties that could arise in the future, Com21 could be required to pay substantial damages, including treble damages if it is held to have willfully infringed, to halt the manufacture, use and sale of infringing products, to expend significant resources to develop non-infringing technology or to obtain licenses to the infringing technology. Licenses may not be available from any third party that asserts intellectual property claims against Com21, on commercially reasonable terms, or at all. In addition, litigation frequently involves substantial expenditures and can require significant management attention, even if Com21 ultimately prevails. There can be no assurance that Com21 would be able to successfully resolve legal disputes in the future.

COM21'S FAILURE TO MANAGE GROWTH COULD ADVERSELY AFFECT IT.

        Com21 has rapidly and significantly expanded its operations and anticipate that further significant expansion will be required to address potential growth in its customer base and market opportunities. To manage the anticipated growth of its operations, Com21 will be required to: improve existing and implement new operational, financial and management information controls, reporting systems and procedures; hire, train and manage additional qualified personnel; expand and upgrade its core technologies; and effectively manage multiple relationships with its customers, suppliers and other third parties. Com21 competes for skilled personnel in a labor market where there is a shortage of qualified personnel and salary demands are above the norm. Com21 must be able to continue to recruit and retain personnel, and failure to do so would result in Com21 not meeting its anticipated growth goals. In addition, Com21's management team may not be able to achieve the rapid execution necessary to fully exploit the market for its products and services. Com21 may not be able to install enhanced management information and control systems in an efficient and timely manner, and its current or planned personnel, systems, procedures and controls may not be adequate to support its future operations. In the future, Com21 may experience difficulties meeting the demand for its products and services. Com21 cannot assure that its systems, procedures or controls will be adequate to support the anticipated growth in its operations. Any failure to manage growth effectively could materially adversely affect its business, operating results and financial condition.

COM21 DEPENDS ON STRATEGIC RELATIONSHIPS.

        Com21's business strategy relies to a significant extent on its strategic relationships with other companies. These relationships include: software license arrangements for its network management system; technology licensing agreements for certain products; development and OEM arrangements with certain suppliers for advanced products; marketing arrangements with system integrators, and others; and collaboration agreements with suppliers of routers and headend equipment to ensure the interoperability of Com21's cable modems with these suppliers. These relationships may not be successful because Com21 may not be able to continue to maintain, develop or replace them in the event any of these relationships are terminated. In addition, any failure to renew or extend any license agreements between any third party and Com21 may adversely affect Com21's business.

COM21'S CUSTOMER BASE IS CONCENTRATED AND THE LOSS OF ONE OR MORE OF ITS CUSTOMERS COULD CAUSE ITS BUSINESS TO SUFFER.

        A relatively small number of customers (which include system integrators) have accounted for a large part of Com21's revenue, and Com21 expects that this trend will continue. Com21 expects that its largest customers in the future could be different from its largest customers today due to a variety of factors, including customers' deployment schedules and budget considerations. In addition, certain of Com21's system integrators could develop and manufacture products that compete with Com21 and therefore could no longer distribute its products. Because a limited number of cable operators account for a majority of Com21's prospective customers, its future success will depend upon its ability to establish and maintain relationships with these companies. Com21 may not be able to retain its current accounts or to obtain additional accounts. Both in the U.S. and internationally, a substantial majority of households passed are controlled by a relatively small number of cable operators. The loss of one or more of Com21's customers or its inability to successfully develop relationships with other significant cable operators could cause Com21's business to suffer.

COM21 IS SUBJECT TO RISKS ASSOCIATED WITH OPERATING IN INTERNATIONAL MARKETS.

        Com21 expects that a significant portion of its sales will continue to be in international markets for the foreseeable future. Com21 has expanded operations in its existing international markets and intends to enter new international markets, which will demand management attention and financial commitment. In addition, a successful expansion of its international operations and sales in certain markets will require Com21 to develop relationships with international systems integrators and distributors. Com21 may not be able to identify, attract or retain suitable international systems integrators or distributors. Com21 may not be able to successfully expand its international operations. Furthermore, to increase revenue in international markets, Com21 will need to continue to establish foreign operations, to hire additional personnel to run these operations and to maintain good relations with its foreign systems integrators and distributors. To the extent that Com21 is unable to successfully do so, its growth in international sales will be limited and its operating results could be adversely affected. Com21's international sales to date have been denominated in U.S. dollars. Com21 does not currently engage in any foreign currency hedging transactions. A decrease in the value of foreign currencies relative to the U.S. dollar could make Com21's products more expensive in international markets. In addition to currency fluctuation risks, international operations involve a number of risks not typically present in domestic operations, including: changes in regulatory requirements; costs and risks of deploying systems in foreign countries; licenses, tariffs and other trade barriers; political and economic instability; difficulties in staffing and managing foreign operations; potentially adverse tax consequences; difficulties in obtaining governmental approvals for products; the burden of complying with a wide variety of complex foreign laws and treaties; and the possibility of difficult accounts receivable collections. Com21 is also subject to the risks associated with the imposition of legislation and regulations relating to the import or export of high technology products. Com21 cannot predict whether charges or restrictions upon the importation or exportation of its products will be implemented by the U.S. or other countries. Future international activity may result in sales denominated in foreign currencies. Gains and losses on the conversion to U.S. dollars of accounts receivable, accounts payable and other monetary assets and liabilities arising from international operations may contribute to fluctuations in Com21's operating results. Any of these factors could materially and adversely affect its business, operating results and financial condition. For the year ended December 31, 2000, Com21 has $628,000 of foreign exchange losses.

THE INDUSTRY IN WHICH COM21 COMPETES IS SUBJECT TO CONSOLIDATION.

        There has been a trend toward industry consolidation for several years, which is expected to continue through 2001. Com21 expects this trend toward industry consolidation to continue as companies attempt to strengthen or hold their market positions in an evolving industry. Com21 believes that industry consolidation may provide increasingly stronger competitors that are better able to compete as sole-source vendors for customers. This could lead to more variability in operating results as Com21 competes to be a single vendor solution and could have a material adverse effect on its business, operating results and financial condition. Additionally, Com21 believes that industry consolidation may lead to fewer possible customers. If Com21 is unable to maintain its current customers or secure additional customers, its business could be adversely affected.

THE LOCATION OF COM21'S FACILITIES SUBJECTS IT TO THE RISK OF EARTHQUAKES AND OTHER NATURAL DISASTERS.

        Com21's corporate headquarters, including some of its research and development operations and its in-house manufacturing facilities, are located in the Silicon Valley area of Northern California, a region known for seismic activity. A significant natural disaster in the Silicon Valley, such as an earthquake, could have a material adverse impact on Com21's business, financial condition and operating results.

WE MAY ISSUE STOCK AT A DISCOUNT TO THE CURRENT MARKET PRICE, WHICH WOULD DILUTE OUR EXISTING STOCKHOLDERS.

        In order to raise the funds we need to execute our business plan and fund operations generally, we may issue stock at a discount to the current market price. Transactions of that kind would result in dilution to our existing stockholders.

                         RISKS RELATED TO THIS OFFERING

THE COMMON STOCK SOLD IN THIS OFFERING WILL INCREASE THE SUPPLY OF OUR COMMON STOCK ON THE PUBLIC MARKET, WHICH MAY CAUSE OUR STOCK PRICE TO DECLINE.

      The sale into the public market of the common stock to be sold in this offering could materially adversely affect the market price of our common stock. Most of the shares of our common stock are eligible for immediate and unrestricted sale in the public market at any time. Once the registration statement of which this prospectus forms a part is declared effective, all shares of common stock to be sold in this offering will be eligible for immediate and unrestricted resale into the public market. The presence of these additional shares of common stock in the public market may further depress our stock price.

                           FORWARD-LOOKING STATEMENTS

        Com21 has made forward-looking statements in this document and the documents incorporated by reference herein that are subject to risks and uncertainties. These statements are based on management's beliefs and assumptions, based on information currently available to management. Forward-looking statements include, but are not limited to, information concerning possible future results of operations of Com21 set forth under the section entitled "Risk Factors." Statements in this document and the documents incorporated herein by reference preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions identify forward-looking statements.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Com21 may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Com21's ability to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. In addition, Com21 does not have any intention or obligation to update forward-looking statements after the date of this prospectus even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Com21 claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        In evaluating our common stock, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" in this prospectus and in the documents incorporated by reference herein.

                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room 15 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from our web site at http://www.Com21.com or at the SEC's web site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

           (a) Com21's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed April 2, 2001;

           (b) Com21's Current Reports on Form 8-K (a) filed February 14, 2001 and (b) filed March 7, 2001; and

           (c) The description of Com21's common stock contained in its registration statement on Form 8-A filed April 8, 1998, including any amendments or reports filed for the purpose of updating such descriptions.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        David Robertson
        Chief Financial Officer

        Com21, Inc.
        750 Tasman Drive
        Milpitas, CA  95053
        (408) 953-9100

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                               SELLING STOCKHOLDER


      The following table sets forth the name of the selling stockholder and the number of shares being registered for sale as of the date of this prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by the selling stockholder. The following table assumes that the selling stockholder will sell all of the shares being offered for its account by this prospectus. However, we are unable to determine the exact number of shares that actually will be sold. The shares offered by this prospectus may be offered from time to time by the selling stockholder. This registration statement also shall cover any additional shares of common stock that become issuable in connection with the shares registered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of Com21's outstanding shares of common stock. This information is based upon information provided by the selling stockholder, and is not necessarily indicative of beneficial ownership for any other purpose. The term "selling stockholder" includes the stockholder listed below and its transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership is based on 24,947,696 shares of common stock outstanding as of February 28, 2001.

                                                             PERCENT OF
                                           NUMBER OF        OUTSTANDING         NUMBER OF
                                        SHARES OF COMMON       SHARES       SHARES OF COMMON
                                             STOCK          BENEFICIALLY    STOCK REGISTERED
    NAME OF SELLING STOCKHOLDER        BENEFICIALLY OWNED      OWNED         FOR SALE HEREBY
-------------------------------------  ------------------- --------------- ------------------
Fletcher International, Ltd. ......        2,450,000            9.8%            4,900,000(1)

--------------

(1) Includes 2,450,000 shares of common stock not currently exercisable under a warrant.

        The 2,450,000 shares of common stock and the warrant to potentially purchase up to an additional 2,450,000 shares of common stock, subject to adjustments pursuant to the terms of the warrant, were issued on March 6, 2001 pursuant to a subscription agreement. The warrant will expire on March 7, 2008 and has an exercise price of $9.0951 per share, subject to adjustment pursuant to the terms of the warrant.

                                 USE OF PROCEEDS

        We will not receive any of the proceeds from the sale of the common stock by the selling stockholder. All proceeds will be received by the selling stockholder. We will receive the proceeds from the exercise of the outstanding warrant by the selling stockholder and those proceeds will be used for general corporate purposes. See "Selling Stockholder."

                              PLAN OF DISTRIBUTION

        We are registering all 4,900,000 shares on behalf of the selling stockholder. This amount includes 2,450,000 shares of common stock acquired by the selling stockholder on March 6, 2001 pursuant to a subscription agreement and an additional 2,450,000 shares of common stock potentially issuable upon exercise of a currently outstanding warrant to purchase common stock held by the selling stockholder. We will not receive any of the proceeds from sales by the selling stockholder of the offered shares of common stock. We will receive proceeds from the exercise of the outstanding warrant by the selling stockholder and those proceeds will be used for our general corporate purposes. The selling stockholder named in the table above or pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, distribution or other non-sale related transfer after the date of this prospectus may sell the shares from time to time. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholder may effect these transactions by selling the shares to or through broker-dealers.

        The shares may be sold by one or more of, or a combination of, the following:

      - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by this broker-dealer for its account through this prospectus;

      -  an exchange distribution that complies with the rules of the exchange;

      - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

      -  in privately negotiated transactions.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

        The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder also may sell shares short and redeliver the shares to close out these short positions. The selling stockholder may enter into option or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer these shares through this prospectus. The selling stockholder may also loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares by use of this prospectus. Some or all of the shares offered hereunder also may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed from time to time.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter or broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Underwriters, broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act. Neither the delivery of any prospectus, or any prospectus supplement, nor any other action taken by Com21 the selling stockholder or any purchaser in connection with the purchase or sale of shares hereby shall be deemed or treated as an admission that any of them is an underwriter within the meaning of the Securities Act in connection with the sale of any shares. In addition, any securities covered by this prospectus that qualify for sale through Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than through this prospectus.

        The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the shares may not engage in market-making activities with respect to our common stock during certain restricted periods. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act and the associated rules and regulations under the Securities Exchange Act, including Regulation M, that may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. We will make copies of this prospectus available to the selling stockholder and such selling stockholder has been informed of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

        We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

      - the name of each such selling stockholder and of the participating broker-dealer(s),

      -  the number of shares involved,

      -  the price at which such shares were sold,

      - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

      - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

      -  other facts material to the transaction.

        We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to their respective sales of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

        The validity of the common stock offered in this prospectus and certain other legal matters will be passed upon for us by Brobeck, Phleger & Harrison LLP, Palo Alto, California. As of the date of this prospectus, attorneys of Brobeck, Phleger & Harrison LLP and family members thereof beneficially owned an aggregate of approximately 1,015 shares of our common stock.

                                     EXPERTS

        The consolidated financial statements of Com21 and the related consolidated financial statement schedule incorporated in this prospectus by reference from Com21's annual report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================


We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
THE COMPANY ................................................................   1

RISK FACTORS ...............................................................   1

PLAN OF DISTRIBUTION .......................................................  13

LEGAL MATTERS ..............................................................  15

EXPERTS ....................................................................  15

================================================================================



================================================================================

                                   COM21, INC.





                                4,900,000 SHARES
                                 OF COMMON STOCK





                                   PROSPECTUS





                                 ________, 2001


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Com21 in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee ............................................        $ 1,551
Legal Fees and Expenses .........................................         10,000
Accounting Fees and Expenses ....................................          5,250
Printing Fees ...................................................          3,000
Transfer Agent Fees .............................................          3,000
Miscellaneous ...................................................          5,000
                                                                         -------
    Total .......................................................        $25,551
                                                                         =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

        The Registrant's bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers, employees and other agents to the fullest extent permitted by law. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS

        4.2(1)        Amended and Restated Information and Registration Rights
                      Agreement, among the Registrant and the investors and founders named therein, dated July 22, 1997

        5.1*          Opinion of Brobeck, Phleger & Harrison LLP

       10.15(2) Agreement, dated February 28, 2001, by and between the Registrant and Fletcher International, Ltd.

       10.16(2) Warrant Certificate, dated March 6, 2001, by and between the Registrant and Fletcher International, Ltd.

       23.1           Independent Auditors' Consent

       23.2* Consent of Brobeck, Phleger & Harrison LLP (included in its opinion filed as Exhibit 5.1)

       24.1 Power of Attorney (included on Page II-3 of this registration statement)

  *     To be filed by subsequent amendment.

(1) Previously filed as an exhibit to the Registrant's registration statement on Form S-1 (File No. 333-48107).

(2) Previously filed as an exhibit to the Registrant's current report on Form 8-K (File No. 000-24009).

ITEM 17. UNDERTAKINGS

        The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milpitas, State of California, on this 5th day of April, 2001.


                                        COM21, INC.


                                        By:     /s/  DAVID L. ROBERTSON
                                            ------------------------------------
                                            David L. Robertson
                                            Vice President, Finance and
                                            Chief Financial Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Robertson as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Com21 and in the capacities and on the dates indicated:

               SIGNATURE                                  TITLE                          DATE
------------------------------------     ---------------------------------------    --------------

   /s/  CRAIG SODERQUIST                 President, Chief Executive Officer and     April 5, 2001
---------------------------------        Director (Principal Executive Officer)
   Craig Soderquist

  /s/  DAVID L. ROBERTSON                Vice President, Finance and Chief          April 5, 2001
---------------------------------        Financial Officer (Principal Financial
   David L. Robertson                    and Accounting Officer)

  /s/  PAUL BARAN                        Director                                   April 5, 2001
---------------------------------
   Paul Baran

  /s/  C. RICHARD KRAMLICH               Director                                   April 5, 2001
---------------------------------
   C. Richard Kramlich

  /s/  ROBERT C. HAWK                    Director                                   April 5, 2001
---------------------------------
   Robert C. Hawk

                                         Director
---------------------------------
   Jerald L. Kent

  /s/  ROBB WILMOT                       Director                                   April 5, 2001
---------------------------------
   Robb Wilmot

                                         Director
---------------------------------
   James Spilker, Jr.

  /s/  DANIEL J. PIKE                    Director                                   April 5, 2001
---------------------------------
   Daniel J. Pike

                                INDEX TO EXHIBITS

   EXHIBIT NUMBER                           EXHIBIT TITLE
--------------------  ----------------------------------------------------------
        4.2(1)        Amended and Restated Information and Registration Rights
                      Agreement, among the Registrant and the investors and
                      founders named therein, dated July 22, 1997

        5.1*          Opinion of Brobeck, Phleger & Harrison LLP

       10.15(2) Agreement, dated February 28, 2001, by and between the Registrant and Fletcher International, Ltd.

       10.16(2) Warrant Certificate, dated March 6, 2001, by and between the Registrant and Fletcher International, Ltd.

       23.1           Independent Auditors' Consent

       23.2* Consent of Brobeck, Phleger & Harrison LLP (included in its opinion filed as Exhibit 5.1)

       24.1 Power of Attorney (included on Page II-3 of this registration statement)

  *     To be filed by subsequent amendment.

(1) Previously filed as an exhibit to the Registrant's registration statement on Form S-1 (File No. 333-48107).

(2) Previously filed as an exhibit to the Registrant's current report on Form 8-K (File No. 000-24009).